Exhibit 5.1

[Andrews & Kurth L.L.P. Letterhead]

September 24, 2003

Inet Technologies, Inc.

1500 North Greenville Avenue

Richardson, Texas 75081

Ladies and Gentlemen:

We have acted as special counsel to Inet Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of its Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of up to 9,200,000 shares (including shares issuable upon exercise of the underwriters’ over-allotment options), (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), proposed to be offered by the selling stockholders named therein.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation of the Company on file with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”), (ii) the Bylaws of the Company as in effect on the date hereof and at the time of the adoption of the resolutions by the Board of Directors approving the issuance of the Shares, (iii) certain resolutions of the Board of Directors and committees of the Board of Directors of the Company, (iv) a specimen certificate representing the Common Stock and (v) such other documents and records as we have deemed necessary and relevant for purposes hereof. We have relied upon certificates of public officials and officers of the Company as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. As to all matters of fact material to such opinion, we have relied upon representations of officers of the Company.

In our examination, we have assumed and have not independently established or verified (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified, conformed, photostatic or faxed copies. In rendering the opinion set forth below, we have assumed that the certificate or certificates evidencing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and will conform to the specimen stock certificate examined by us evidencing the Common Stock.

Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware, and we render no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein, or of any subsequent changes in applicable law. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above registered sale of Shares and is not intended to be relied upon by any other person or for any other purpose.

Very truly yours,

/s/ ANDREWS & KURTH L.L.P.

ANDREWS & KURTH L.L.P.